Green Dot Reports First Quarter 2012 Financial Results, Updates 2012
Guidance for Loopt Acquisition

Monrovia, CA - April 26, 2012 - Green Dot Corporation (NYSE: GDOT), a leading prepaid financial services company, today reported financial results for the first quarter ended March 31, 2012.
For the first quarter of 2012, Green Dot reported an 18% year-over-year increase in non-GAAP total operating revenues1 to $145.5 million, a 21% year-over-year increase in non-GAAP net income1 to $21.2 million and non-GAAP diluted earnings per share1 of $0.48. GAAP results for the first quarter were $142.3 million in revenues, $17.1 million in net income, and $0.39 in diluted earnings per share.
“We're off to a great start in 2012, posting solid top- and bottom-line organic growth rates despite the planned discontinuation of the TurboTax program. We are excited about the opportunities that exist in our sales pipeline and believe we are well-positioned for continued success,” said Steve Streit, Green Dot's Chairman and Chief Executive Officer.
GAAP financial results for the first quarter of 2012 compared to the first quarter of 2011:

•	Total operating revenues on a generally accepted accounting principles (GAAP) basis increased 21% to $142.3 million for the first quarter of 2012 from $117.3 million for the first quarter of 2011

•	GAAP net income increased 35% to $17.1 million for the first quarter of 2012 from $12.7 million for the first quarter of 2011

•	GAAP basic and diluted earnings per common share were $0.40 and $0.39, respectively, for the first quarter of 2012 versus $0.30 and $0.29, respectively, for the first quarter of 2011
Non-GAAP financial results for the first quarter of 2012 compared to the first quarter of 2011:1

•	Non-GAAP total operating revenues[1] increased 18% to $145.5 million for the first quarter of 2012 from $123.2 million for the first quarter of 2011

•	Non-GAAP net income[1] increased 21% to $21.2 million for the first quarter of 2012 from $17.5 million for the first quarter of 2011

•	Non-GAAP diluted earnings per share[1] were $0.48 for the first quarter of 2012 versus $0.39 for the first quarter of 2011

•
EBITDA plus employee stock-based compensation expense and stock-based retailer incentive compensation expense (adjusted EBITDA1) increased 21% to $37.2 million for the first quarter of 2012 compared to $30.8 million for the first quarter of 2011

1
Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated statements of cash flows. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Key business metrics for the quarter ended March 31, 2012:

•
Number of general purpose reloadable (GPR) debit cards activated was 2.23 million for the first quarter of 2012, an increase of 0.02 million, or 1%, over the first quarter of 2011. Excluding the discontinued TurboTax program in both periods, the increase was 23% over the first quarter of 2011

•	Number of cash transfers was 10.09 million for the first quarter of 2012, an increase of 2.11 million, or 26%, over the first quarter of 2011

•
Number of active cards at quarter end was 4.69 million, an increase of 0.41 million, or 10%, over the first quarter of 2011. Excluding the discontinued TurboTax program in both periods, the increase was 20% over the first quarter of 2011

•
Gross dollar volume (GDV) was $4.8 billion for the first quarter of 2012, an increase of $0.2 billion, or 5%, over the first quarter of 2011. Excluding the discontinued TurboTax program in both periods, the increase was 33% over the first quarter of 2011

Refer to the Company's Annual Report on Form 10-K for a description of these key business metrics. The following table shows the Company's quarterly key business metrics for each of the last five calendar quarters:

	Q1 2012	Q4 2011	Q3 2011	Q2 2011	Q1 2011
	(in millions)
Number of GPR cards activated	2.23	1.98	1.96	1.82	2.21
Number of cash transfers	10.09	9.14	8.87	8.28	7.98
Number of active cards at quarter end	4.69	4.20	4.15	4.10	4.28
Gross dollar volume	$4,823	$3,771	$4,109	$3,632	$4,609
"Our first quarter results reflect strong customer acquisition and usage of our products. We saw robust underlying growth across the board in terms of our key operating metrics. Excluding the discontinued TurboTax program in both periods, we experienced 23% growth in new cards activated, 20% higher active cards, and a 33% gain in GDV, all of which are good indicators of the health of our business. Furthermore, increased average card usage helped drive higher revenue and earnings per active card. Although we are pleased with our Q1 results, as previously disclosed, we expect our recent acquisition of Loopt, Inc. to result in approximately $14 million of incremental operating expenses during the remainder of the year, which will reduce our previously guided 2012 full year adjusted EBITDA accordingly," said John Keatley, Green Dot's Chief Financial Officer.
Updated Outlook for 2012
Green Dot is providing an updated Outlook for 2012 anticipated results. The Outlook provided is based on a number of assumptions that Green Dot believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.
In 2012, Green Dot continues to expect full year non-GAAP total operating revenues to grow 20-24%, based upon the following year-over-year assumptions:

•	A greater than 20% improvement in the average number of active cards

•	Growth in cash transfers of greater than 20%, and

•	GDV growth in excess of 30%
Adjusted EBITDA year-over-year growth is now expected to be in the 8-12% range, reflecting $14 million in incremental operating expenses during the remainder of this year that the Company expects to incur as a result of the acquisition of Loopt, Inc. Non-GAAP diluted EPS for the full year reflecting these additional costs is now expected to be in the $1.65-1.70 range.

2
Reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures are provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Conference Call
The Company will host a conference call to discuss first quarter 2012 financial results today at 5:00 pm ET. In addition to the conference call, there will be a webcast presentation of accompanying slides accessible on the Company's investor relations website. Hosting the call will be Steve Streit, Chief Executive Officer, and John Keatley, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (866) 524-3160, or (412) 317-6760 for international callers. A replay will be available approximately two hours after the call concludes and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 10012311. The replay of the webcast will be available until Wednesday, May 2, 2012. The live call and the replay, along with supporting materials, can also be accessed through the Company's investor relations website at http://ir.greendot.com/.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding the Company's full-year 2012 guidance, including all the statements under "Updated Outlook for 2012," and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the Company's dependence on revenues derived from Walmart and three other retail distributors, the Company's reliance on retail distributors for the promotion of its products and services, demand for the Company's products and services, competition, continued and improving returns from the Company's investments in new growth initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, the Company's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company's operating methods or economics, the Company's reliance on third-party vendors and card issuing banks, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud or developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and the Company's involvement litigation or investigations.  These and other risks are discussed in greater detail in the Company's Securities and Exchange Commission filings, including its annual report on Form 10-K, which is available on the Company's investor relations website at http://ir.greendot.com/ and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of April 26, 2012, and the Company assumes no obligation to update this information as a result of future events or developments.

About Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude net interest income; income tax expense; depreciation and amortization; employee stock-based compensation expense; and stock-based retailer incentive compensation expense. This earnings release includes non-GAAP total operating revenues, non-GAAP net income, non-GAAP earnings per share, non-GAAP weighted-average shares issued and outstanding and adjusted EBITDA. It also includes full-year 2012 guidance for non-GAAP total operating revenues and adjusted EBITDA. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with accounting principles generally accepted in the United States of America, and should be read only in conjunction with the Company's financial measures prepared in accordance with GAAP. The Company's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company's business and make operating decisions. For additional information regarding the Company's use of non-GAAP financial measures and the items excluded by the Company from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of the Company's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of the Company's website at http://ir.greendot.com/.
About Green Dot
Green Dot is a publicly traded bank holding company regulated by the Board of Governors of the Federal Reserve System. The Company provides widely distributed, low cost banking and payment solutions to a broad base of U.S. consumers. Green Dot's products and services include its market leading category of General Purpose Reloadable (GPR) prepaid cards and its industry-leading cash transfer network which are available directly to consumers online and through a network of approximately 60,000 retail stores nationwide where 95% of Americans shop. Green Dot is headquartered in the greater Los Angeles area. For more details, visit www.greendot.com.
Contacts
Investor Relations
Christopher Mammone, 626-739-3942
IR@greendot.com
Media Relations
Liz Brady, 646-277-1226

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	March 31, 2012	December 31, 2011
	(Unaudited)
	(in thousands, except par value)
Assets
Current assets:
Unrestricted cash and cash equivalents	$117,644	$223,033
Federal funds sold	1,976	2,400
Investment securities available-for-sale, at fair value	69,744	20,647
Settlement assets	34,647	27,355
Accounts receivable, net	46,996	41,307
Prepaid expenses and other assets	15,648	12,248
Income tax receivable	1,612	3,371
Net deferred tax assets	6,671	6,664
Total current assets	294,938	337,025
Restricted cash	13,041	12,926
Investment securities available-for-sale, at fair value	68,316	10,563
Accounts receivable, net	4,135	4,147
Loans to bank customers	9,159	10,036
Prepaid expenses and other assets	1,523	460
Property and equipment, net	31,471	27,281
Deferred expenses	9,771	12,604
Goodwill	41,481	10,817
Total assets	$473,835	$425,859
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$29,930	$15,441
Deposits	39,472	38,957
Settlement obligations	34,647	27,355
Amounts due to card issuing banks for overdrawn accounts	42,947	42,153
Other accrued liabilities	20,929	16,248
Deferred revenue	16,048	21,500
Total current liabilities	183,973	161,654
Other accrued liabilities	6,239	6,239
Deferred revenue	19	19
Net deferred tax liabilities	4,778	4,751
Total liabilities	195,009	172,663

Stockholders’ equity:
Convertible Series A preferred stock, $0.001 par value: 10 shares authorized as of March 31, 2012 and December 31, 2011, respectively; 7 shares issued and outstanding as of March 31, 2012 and December 31, 2011, respectively	7	7
Class A common stock, $0.001 par value; 100,000 shares authorized as of March 31, 2012 and December 31, 2011, respectively; 30,418 and 30,162 shares issued and outstanding as of March 31, 2012 and December 31, 2011, respectively	30	30
Class B convertible common stock, $0.001 par value, 100,000 shares authorized as of March 31, 2012 and December 31, 2011, respectively; 5,171 and 5,280 shares issued and outstanding as of March 31, 2012 and December 31, 2011, respectively	5	5
Additional paid-in capital	139,918	131,383
Retained earnings	138,857	121,741
Accumulated other comprehensive income	9	30
Total stockholders’ equity	278,826	253,196
Total liabilities and stockholders’ equity	$473,835	$425,859

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
	2012	2011
	(in thousands, except per share data)
Operating revenues:
Card revenues and other fees	$62,373	$54,324
Cash transfer revenues	39,643	31,149
Interchange revenues	43,506	37,714
Stock-based retailer incentive compensation	(3,190)	(5,880)
Total operating revenues	142,332	117,307
Operating expenses:
Sales and marketing expenses	52,572	42,539
Compensation and benefits expenses	26,153	21,137
Processing expenses	20,850	19,733
Other general and administrative expenses	15,904	13,393
Total operating expenses	115,479	96,802
Operating income	26,853	20,505
Interest income	1,199	103
Interest expense	(264)	(1)
Income before income taxes	27,788	20,607
Income tax expense	10,672	7,906
Net income	17,116	12,701
Allocated earnings of preferred stock	(2,772)	—
Net income allocated to common stockholders	$14,344	$12,701
Basic earnings per common share:
Class A common stock	$0.40	$0.30
Class B common stock	$0.40	$0.30
Basic weighted-average common shares issued and outstanding:
Class A common stock	28,839	17,525
Class B common stock	5,230	22,537
Diluted earnings per common share:
Class A common stock	$0.39	$0.29
Class B common stock	$0.39	$0.29
Diluted weighted-average common shares issued and outstanding:
Class A common stock	35,867	42,481
Class B common stock	7,012	24,945

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
	2012	2011
	(In thousands)
Operating activities
Net income	$17,116	$12,701
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,651	2,531
Provision for uncollectible overdrawn accounts	13,235	13,398
Employee stock-based compensation	3,489	1,861
Stock-based retailer incentive compensation	3,190	5,880
Amortization of premium on available-for-sale investment securities	264	—
Net gain on investment securities	(8)	—
(Recovery) provision for uncollectible trade receivables	(429)	4
Impairment of capitalized software	43	232
Deferred income taxes	—	107
Excess tax benefits from exercise of options	(1,268)	(1,363)
Changes in operating assets and liabilities:
Settlement assets	(7,292)	835
Accounts receivable, net	(17,677)	(10,764)
Prepaid expenses and other assets	(4,364)	108
Deferred expenses	2,833	1,528
Accounts payable and other accrued liabilities	18,802	6,303
Settlement obligations	7,292	(835)
Amounts due issuing bank for overdrawn accounts	794	3,170
Deferred revenue	(5,452)	(2,543)
Income tax receivable	3,044	7,723
Net cash provided by operating activities	37,263	40,876
Investing activities
Purchases of available-for-sale investment securities	(122,077)	(7,985)
Proceeds from maturities of available-for-sale securities	8,053	—
Proceeds from sales of available-for-sale securities	7,700	—
(Increase) decrease in restricted cash	(115)	(5,159)
Payments for acquisition of property and equipment	(7,833)	(5,393)
Net principal collections on loans	877	—
Acquisition of Loopt Inc., net of cash acquired	(32,052)	—
Net cash used in investing activities	(145,447)	(18,537)
Financing activities
Proceeds from exercise of options	588	1,531
Excess tax benefits from exercise of options	1,268	1,363
Net increase in deposits	515	—
Net cash provided by financing activities	2,371	2,894
Net increase in unrestricted cash and cash equivalents	(105,813)	25,233
Unrestricted cash and cash equivalents, beginning of year	225,433	167,503
Unrestricted cash and cash equivalents, end of period	$119,620	$192,736

Cash paid for interest	$28	$—
Cash paid for income taxes	$9,827	$76

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended March 31,
	2012	2011
	(in thousands)
Reconciliation of total operating revenues to non-GAAP total operating revenues
Total operating revenues	$142,332	$117,307
Stock-based retailer incentive compensation (2)(3)	3,190	5,880
Non-GAAP total operating revenues	$145,522	$123,187

Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended March 31,
	2012	2011
	(in thousands, except per share data)
Reconciliation of net income to non-GAAP net income
Net income	$17,116	$12,701
Employee stock-based compensation expense, net of tax (4)	2,149	1,147
Stock-based retailer incentive compensation, net of tax (2)	1,965	3,624
Non-GAAP net income	$21,230	$17,472
Diluted earnings per share*
GAAP	$0.39	$0.29
Non-GAAP	$0.48	$0.39
Diluted weighted-average shares issued and outstanding**
GAAP	35,867	42,481
Non-GAAP	44,156	44,353
____________

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
**	Diluted weighted-average Class A shares issued and outstanding is the most directly comparable GAAP measure for the periods indicated.

GREEN DOT CORPORATION
Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average Shares issued and Outstanding (1)
(Unaudited)

	Three Months Ended March 31,
	2012	2011
	(in thousands)
Reconciliation of GAAP to non-GAAP diluted weighted-average shares issued and outstanding
Diluted weighted-average shares issued and outstanding*	35,867	42,481
Assumed conversion of weighted-average shares of preferred stock	6,859	—
Weighted-average shares subject to repurchase	1,430	1,872
Non-GAAP diluted weighted-average shares issued and outstanding	44,156	44,353
____________

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.
Supplemental Detail on Non-GAAP Diluted Weighted-Average Shares Issued and Outstanding
(Unaudited)

	Three Months Ended March 31,
	2012	2011
	(in thousands)
Supplemental detail on non-GAAP diluted weighted-average shares issued and outstanding
Stock outstanding as of December 31:
Class A common stock	30,418	23,906
Class B common stock	5,171	18,109
Preferred stock (on an as-converted basis)	6,859	—
Total stock outstanding as of December 31:	42,448	42,015
Weighting adjustment	(90)	(81)
Dilutive potential shares:
Stock options	1,782	2,411
Restricted stock units	7	—
Warrants	—	—
Employee stock purchase plan	9	8
Non-GAAP diluted weighted-average shares issued and outstanding	44,156	44,353

GREEN DOT CORPORATION
Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended March 31,
	2012	2011
	(in thousands)
Reconciliation of net income to adjusted EBITDA
Net income	$17,116	$12,701
Net interest income	(935)	(102)
Income tax expense	10,672	7,906
Depreciation and amortization	3,651	2,531
Employee stock-based compensation expense (3)(4)	3,489	1,861
Stock-based retailer incentive compensation (2)(3)	3,190	5,880
Adjusted EBITDA	$37,183	$30,777
Non-GAAP total operating revenues	$145,522	$123,187
Adjusted EBITDA/non-GAAP total operating revenues (adjusted EBITDA margin)	25.6%	25.0%
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Total Operating Revenue (1)
(Unaudited)

	Range
	Low	High
	(in millions)
Reconciliation of total operating revenues to non-GAAP total operating revenues
Total operating revenues	$570	$589
Stock-based retailer incentive compensation (2)*	12	12
Non-GAAP total operating revenues	$582	$601

*
Assumes the Company's right to repurchase lapses on 36,810 shares per month for the remaining nine months in 2012 of the Company's Class A common stock at $26.52 per share, our market price on the last trading day of the first quarter 2012. A $1.00 change in the Company's Class A common stock price represents an annual change of $441,720 in stock-based retailer incentive compensation.

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

	Range
	Low	High
	(in millions)
Reconciliation of net income to adjusted EBITDA
Net income	$59	$62
Adjustments (5)	74	76
Adjusted EBITDA	$133	$138

Non-GAAP total operating revenues	$601	$582
Adjusted EBITDA / Non-GAAP total operating revenues (Adjusted EBITDA margin)	22%	24%

(1)
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as we do. These financial measures are adjusted to eliminate the impact of items that the Company does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate.

The Company believes that the non-GAAP financial measures it presents are useful to investors in evaluating the Company’s operating performance for the following reasons:

▪
stock-based retailer incentive compensation is a non-cash GAAP accounting charge that is an offset to the Company’s actual revenues from operations as the Company has historically calculated them. This charge results from the monthly lapsing of the Company’s right to repurchase a portion of the 2,208,552 shares it issued to its largest distributor, Walmart, in May 2010. By adding back this charge to the Company’s GAAP 2010 and future total operating revenues, investors can make direct comparisons of the Company’s revenues from operations prior to and after May 2010 and thus more easily perceive trends in the Company’s core operations. Further, because the monthly charge is based on the then-current fair market value of the shares as to which the Company’s repurchase right lapses, adding back this charge eliminates fluctuations in the Company’s operating revenues caused by variations in its stock price and thus provides insight on the operating revenues directly associated with those core operations;

▪
the Company records employee stock-based compensation from period to period, and recorded employee stock-based compensation expenses of approximately $3.5 million and $1.9 million for the three-month periods ended March 31, 2012 and 2011, respectively. By comparing the Company’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate the Company’s operating results without the additional variations caused by employee stock-based compensation expense, which may not be comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations;

▪
adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as interest expense, income tax expense, depreciation and amortization, employee stock-based compensation expense, and stock-based retailer incentive compensation expense, that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and

▪	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
The Company’s management uses the non-GAAP financial measures:

▪	as measures of operating performance, because they exclude the impact of items not directly resulting from the Company’s core operations;

▪	for planning purposes, including the preparation of the Company’s annual operating budget;

▪	to allocate resources to enhance the financial performance of the Company’s business;

▪	to evaluate the effectiveness of the Company’s business strategies; and

▪	in communications with the Company’s board of directors concerning the Company’s financial performance.
The Company understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of the Company’s results of operations as reported under GAAP. Some of these limitations are:

▪	that these measures do not reflect the Company’s capital expenditures or future requirements for capital expenditures or other contractual commitments;

▪	that these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

▪	that these measures do not reflect interest expense or interest income;

▪	that these measures do not reflect cash requirements for income taxes;

▪
that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and

▪	that other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

(2)
This expense consists of the recorded fair value of the shares of Class A common stock for which the Company’s right to repurchase has lapsed pursuant to the terms of the May 2010 agreement under which they were issued to Wal-Mart Stores, Inc., a contra-revenue component of the Company’s total operating revenues. Prior to the three months ended June 30, 2010, the Company did not record stock-based retailer incentive compensation expense. The Company will, however, continue to incur this expense through May 2015. In future periods, the Company does not expect this expense will be comparable from period to period due to changes in the fair value of its Class A common stock. The Company will also have to record additional stock-based retailer incentive compensation expense to the extent that a warrant to purchase its Class B common stock vests and becomes exercisable upon the achievement of certain performance goals by PayPal. The Company does not believe these non-cash expenses are reflective of ongoing operating results.

(3)
The Company does not include any income tax impact of the associated non-GAAP adjustment to non-GAAP total operating revenues or adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(4)
This expense consists primarily of expenses for employee stock options. Employee stock-based compensation expense is not comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations. The Company excludes employee stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results. Further, the Company believes that it is useful to investors to understand the impact of employee stock-based compensation to its results of operations.

(5)
These amounts represent estimated adjustments for net interest income, income taxes, depreciation and amortization, employee stock-based compensation expense, and stock-based retailer incentive compensation expense. Employee stock-based compensation expense and stock-based retailer incentive compensation expense include assumptions about the future fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).